FORM 8-K


                       Securities and Exchange Commission

                             Washington, D.C. 20549


                                 CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) October 24, 2001

                              HOT PRODUCTS, INC.COM
                            -----------------------
             (Exact name of registrant as specified in its charter)

         Arizona                    0-27382               86-0737579
     (State or other           (Commission File         (IRS Employer
     Jurisdiction of                Number)            Identification
      Incorporation                                        Number)


         7625 E. Redfield Road, Suite 200, Scottsdale, Arizona     85260

            (Address of Principal Executive Offices)      (Zip Code)

     Registrant's  Telephone  Number,  including  area  code:  (480)  368-9490


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                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Some of the statements in this report may discuss future expectations, contain projections of results of operation or financial condition, or include other "forward-looking" information. Those statements are based on our assumptions and are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the results we currently contemplate. Important factors that could cause actual results to differ from expectations include, for example, the failure of the settlement described below to have as favorable an impact as we anticipate on our financial results, and other factors set forth under the heading "Special Conditions" beginning on page 7 of our Annual Report on Form 10-KSB for the fiscal year ended April 30, 2001.

ITEM  5.       OTHER  EVENTS  AND  REGULATION  FD  DISCLOSURE

     Hot Products, Inc.com sets forth the following information, which HPIC believes is of importance to security holders:

     HPIC has successfully resolved a dispute with a former Asian supplier. The resolution will allow HPIC to eliminate a liability in the amount of $805,070, which it has carried as a disputed trade account payable on its books for the past three years. The result of this settlement will be reported on HPIC's Form 10-QSB for the quarter ended October 31, 2001, and we believe it will have a material favorable impact on HPIC's results for this quarter.

     Under the settlement agreement, which is a full and final settlement of all claims, HPIC will pay expenses totaling approximately $7,000. The supplier and HPIC will each fully release any and all claims against the other.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OCTOBER  29,  2001
                                        Hot  Products,  Inc.com


                                        By  /s/  Rick Greenberg
                                          -----------------------
                                            Rick  Greenberg
                                            Director  of  Finance


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